UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  January 26, 2017
PERFORMANCE SPORTS GROUP LTD.
(Exact name of registrant as specified in its charter)

British Columbia, Canada (State or other jurisdiction of incorporation or organization)	001-36506 (Commission File Number)	Not Applicable (I.R.S. Employer Identification Number)

100 Domain Drive Exeter, NH (Address of principal executive offices)	03833-4801 (Zip Code)

Registrant’s telephone number, including area code:  (603) 610-5802
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01          Other Events.
On January 26, 2017, Performance Sports Group Ltd. (the “Company”) issued a press release announcing it will seek the approval of the United States Bankruptcy Court for the District of Delaware and the Ontario Superior Court of Justice for the sale of substantially all of the assets of the Company and its North American subsidiaries to an acquisition vehicle to be co-owned by affiliates of Sagard Holdings Inc. and Fairfax Financial Holdings Limited for U.S. $575 million in aggregate and the assumption of related operating liabilities.
The press release also provided a bi-weekly status update in accordance with the Company’s obligations under the alternative information guidelines set out in National Policy 12-203 - Cease Trade Orders for Continuous Disclosure Defaults.
A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01          Financial Statements and Exhibits.
(d)          Exhibits.
Exhibit No.	Description

99.1	Press Release, dated January 26, 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: January 26, 2017
PERFORMANCE SPORTS GROUP LTD.

By:	/s/ Michael J. Wall
	Name:	Michael J. Wall
	Title:	Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX
Exhibit No.	Description

99.1	Press Release, dated January 26, 2017.